Exhibit 99.1

Rigetti Computing Reports Fourth Quarter and Full-Year 2025 Financial Results

Demonstrates 99.9% two-qubit gate fidelity at 28 nanosecond gate speed on prototype platform

BERKELEY, Calif., March 4, 2026 -- Rigetti Computing, Inc. (Nasdaq: RGTI) (“Rigetti” or the “Company”), a pioneer in full-stack quantum-classical computing, today announced its financial results for the fourth quarter and year ended December 31, 2025.

Fourth Quarter and Full-Year 2025 Financial Highlights

●	Total revenues for the three months ended December 31, 2025 were $1.9 million
●	Operating loss for the three months ended December 31, 2025 was $22.6 million
●	For the three months ended December 31, 2025: GAAP net loss $18.2 million; non-GAAP net loss $11.3 million
●	For the three months ended December 31, 2025: GAAP net loss per share $(0.06); non-GAAP net loss per share $(0.03)
●	For the year ended December 31, 2025: Total revenues $7.1 million; GAAP net loss $216.2 million; non-GAAP net loss $50.5 million; GAAP net loss per share $(0.70); non-GAAP net loss per share $(0.16)
●	As of December 31, 2025, cash, cash equivalents and available-for-sale investments totaled $589.8 million

“In 2025, we made great progress across fidelity, scale, and system architecture,” said Dr. Subodh Kulkarni, Rigetti CEO. “Our focus continues to be on achieving practical quantum advantage, and over the past year we validated key elements of our strategy, including improved two-qubit gate fidelity across both monolithic and chiplet-based systems and continued momentum in scaling our superconducting quantum technology. A critical enabler of this progress is our vertically integrated, full-stack development approach, where tightly coupled design, fabrication, and testing allow us to iterate faster, protect proprietary IP, and drive performance improvements as we scale beyond 100 qubits.

“Demand for on-premises quantum systems from government and research institutions continues to grow,” continued Dr. Kulkarni. “Our recently announced order from India’s Centre for Development of Advanced Computing reflects increasing engagement from national customers seeking direct access to quantum hardware integrated into high-performance computing environments. These deployments underscore Rigetti’s role as a long-term technology partner supporting hybrid classical-quantum computing.

“Rigetti’s open and modular architecture remains a core differentiator,” added Dr. Kulkarni. “Our chiplet-based approach provides a practical and scalable path toward large-scale quantum systems, while our ecosystem of partners, including Riverlane, NVIDIA, Quanta Computer, and QphoX, allows us to innovate across the stack. This architecture is reinforced by our dedicated quantum manufacturing facility (Fab-1), which accelerates our roadmap, supports proprietary innovation, and creates a durable competitive advantage as systems grow in scale and complexity.

“Looking ahead, we remain focused on executing our roadmap, including the deployment of our 108-qubit system at 99.5% median two-qubit gate fidelity and advancing toward larger-scale systems as we work steadily toward quantum advantage. We anticipate significant first-quarter year-over-year revenue growth driven by a portion of the previously announced $5.7 million Novera on-premises system purchase orders expected to ship in Q1,” concluded Dr. Kulkarni.

Business and Strategic Updates

C-DAC orders a 108-qubit on-premises quantum system

Rigetti announced an approximately $8.4 million purchase order from India’s Centre for Development of Advanced Computing (C-DAC) for a 108-qubit on-premises superconducting quantum computer. The system, which is based on Rigetti’s chiplet architecture, is expected to be deployed in the second half of 2026 and integrated into C-DAC’s high-performance computing environment to support hybrid classical-quantum workloads and quantum research initiatives.

Novera on-premises systems and QPU momentum

Rigetti continued to advance delivery of two previously announced Novera™ on-premises quantum systems totaling approximately $5.7 million in purchase orders. These systems will be used to pursue R&D across quantum hardware, error correction, and internal capability development. These Novera systems will be upgradeable, enabling the customers to scale system capabilities over time to support more complex computations and research.

Rigetti has also secured a purchase order for a Novera QPU from a Japanese research organization, which will be the Company’s first QPU located in Japan. Delivery is expected in April 2026.

Technology Milestones

Continued fidelity improvements across monolithic and chiplet architectures

Rigetti recently achieved a two-qubit gate fidelity as high as 99.9% at 28 nanosecond gate speed on a prototype platform using its new proprietary adiabatic CZ scheme. The Company continues to be at 99.9% one-qubit gate fidelity and has also reported median two-qubit gate fidelities of 99.7% on its 9-qubit system, 99.6% on its 36-qubit system, and 99% on its 108-qubit system (Cepheus-1-108Q). Together, these milestones reflect sustained progress in materials, fabrication, and system-level design and further narrow the fidelity gap between superconducting systems and other quantum modalities, while continuing to be about 1000 times faster than some modalities like trapped ion or pure atoms.

Demonstration of chiplet tiling as a scalable architecture

Rigetti continued to demonstrate chiplet tiling as a practical approach to scaling quantum systems beyond the limits of monolithic chip architectures. Chiplet-based systems enable Rigetti to increase qubit counts while maintaining control over chip uniformity, reducing manufacturing complexity, and improving fabrication yield, an approach the Company believes represents the most viable path toward large-scale quantum systems.

Progress toward deployment of a 108-qubit chiplet-based system

Rigetti made strong progress toward deployment of its 108-qubit chiplet-based quantum system, advancing both performance validation and system-level integration. During system testing, the Company identified tunable-coupler interactions between qubits that arise at higher qubit counts. The Company successfully implemented architectural refinements that improved system stability and control. These enhancements bolster our confidence in deploying a 108-qubit chiplet-based system and reinforce our path to customer readiness.

Ongoing research in error correction and system scalability

Rigetti continued collaborating with Riverlane on error correction research, focusing on system-level integration and long-term scalability. While fault-tolerant quantum computing remains a longer-term objective, Rigetti believes continued progress on fidelity, speed, and error mitigation techniques is critical to achieving practical quantum advantage.

Conference Call and Webcast

Rigetti will host a conference call today, March 4, 2026, at 5:00 pm ET, or 2:00 pm PT, to discuss its fourth quarter and full-year 2025 financial results.

You can listen to a live audio webcast of the conference call at https://edge.media-server.com/mmc/p/zsus5n72/ or the "Events & Presentations" section of the Company's Investor Relations website at https://investors.rigetti.com/. A replay of the conference call will be available at the same locations following the conclusion of the call for one year.

To participate in the live call, you must register using the following link: https://register-conf.media-server.com/register/BIcb4c3e2d7f3f4134bb99bf9fb781e33b. Once registered, you will receive dial-in numbers and a unique PIN number. When you dial in, you will input your PIN and be routed into the call. If you register and forget your PIN, or lose the registration confirmation email, simply re-register to receive a new PIN.

About Rigetti

Rigetti is a pioneer in full-stack quantum computing. Rigetti quantum computers are based on superconducting qubits, which are widely believed to be the leading qubit modality given their maturity, clear path to scaling, and fast gate speeds. Current Rigetti quantum computing systems achieve gate speeds of 50-70ns, which is about 1,000 times faster than other modalities such as ion traps and neutral atoms.

Rigetti sells on-premises 9-qubit to 108-qubit quantum computing systems, supporting national laboratories and quantum computing centers. Rigetti’s Cepheus 36-qubit to 108-qubit systems are based on the Company’s proprietary chiplet-based technology and include the Company’s control electronics. Rigetti’s 9-qubit Novera QPU supports a broader R&D community with a high-performance, on-premises QPU designed to plug into a customer’s existing cryogenic and control systems.

The Company operates quantum computers over the cloud through its Rigetti Quantum Cloud Services (QCS) platform, enabling global enterprise, government, and research clients to pursue R&D. The Company’s proprietary quantum-classical infrastructure provides high-performance integration with public and private clouds for practical quantum computing.

Rigetti developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. Leveraging this proprietary technology, Rigetti deployed the industry’s largest multi-chip quantum computer in 2025 with Cepheus-1-36Q, based on four 9-qubit chiplets tiled together. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Learn more at https://www.rigetti.com/.

Contacts

Rigetti Computing Investor Contact:

IR@Rigetti.com

Rigetti Computing Media Contact:

press@rigetti.com

Non-GAAP Financial Measures

To supplement Rigetti’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures, non-GAAP net loss and non-GAAP net loss per share attributable to common stockholders-basic and diluted. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. Non-GAAP net loss is defined as GAAP net loss excluding stock- based compensation expenses, change in fair value of derivative warrant liabilities, change in fair value of earn-out liabilities and loss on extinguishment of debt and non-GAAP net loss per share attributable to common stockholders-basic and diluted is defined as non-GAAP net loss divided by the weighted average shares used to compute net loss per share attributable to common stockholders -basic and diluted. The Company excludes stock-based compensation expenses, change in fair value of derivative warrant liabilities and change in fair value of earn-out liabilities from non-GAAP net loss and non-GAAP net loss per share attributable to common stockholders - basic and diluted primarily because these are non-cash expenses that the Company believes are not reflective of ongoing operating results and such items may not be comparable from period to period due to changes in the fair market value of the Company’s common stock, which is influenced by external factors such as the volatility of public markets and the performance of the Company’s peers. The Company excludes loss on extinguishment of debt from non-GAAP net loss and non-GAAP net loss per share attributable to common stockholders – basic and diluted primarily because it is not reflective of our ongoing operating results. These non-GAAP financial measures, which are included in this press release and which may be referred to on the conference call discussing the Company’s fourth quarter and full year financial results, are provided as supplemental information to the financial measures presented in this press release and discussed on the conference call that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. For a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure, please refer to the reconciliation tables at the end of this press release.

Cautionary Language and Forward-Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of the federal securities laws, including statements with respect to the Company’s expectations with respect to its future success and performance, including Rigetti’s role as a long-term technology partner supporting hybrid classical-quantum computing; belief that Rigetti’s chiplet-based approach provides a practical and scalable path toward large-scale quantum systems, while Rigetti’s ecosystem of partners, including Riverlane, NVIDIA, Quanta Computer, and QphoX, allows us to innovate across the stack; that FAB-1 will accelerate our roadmap, support proprietary innovation, and create a durable competitive advantage as systems grow in scale and complexity; anticipation that significant first-quarter year-over-year revenue growth will be driven by a portion of the previously announced $5.7 million Novera on-premises system purchase orders expected to ship in Q1; expectations that the purchase order for the Novera QPU from the Japanese research organization will be the Company’s first QPU located in Japan, and expectations that the delivery will be in April 2026; the execution of our roadmap, including the deployment of our 108-qubit system at 99.5% median two-qubit gate fidelity and advancing toward larger-scale systems as we work steadily toward quantum advantage; expectations that a 108-qubit on-premises superconducting quantum computer will be deployed in the second half of 2026 and will be integrated into C-DAC’s high-performance computing environment to support hybrid classical-quantum workloads and quantum research initiatives; that the two previously announced orders for Novera™ on-premises quantum systems will be used to pursue R&D across quantum hardware, error correction, and internal capability development; that the two previously announced orders for Novera on-premises quantum systems will be upgradeable and enable the customers to scale system capabilities over time to support more complex computations and research; belief that chiplet tiling represents the most viable path toward large-scale quantum systems; that the recent enhancements to the 108-qubit chiplet-based system bolster our confidence in deploying the 108-qubit system and reinforce our path toward customer readiness; and the belief that continued progress on fidelity, speed, and error mitigation techniques is critical to achieving practical quantum advantage. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain.

Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s ability to achieve milestones, technological advancements, including with respect to its technology roadmap; Company’s ability to deliver products to customers in time or at all, including actions by customers, such as controls over their facilities and cancelling orders; the ability of the Company to obtain government contracts successfully and in a timely manner and the availability of government funding; the potential of quantum computing; the success of the Company’s partnerships and collaborations; the Company’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against the Company or others; the ability to maintain relationships with customers and suppliers and attract and retain management and key employees; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives and expansion plans; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of the Company’s cash resources; unfavorable conditions in the Company’s industry, the global economy or global supply chain, including rising inflation and interest rates, deteriorating international trade relations, political turmoil, natural catastrophes, warfare, and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other documents filed by the Company from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

RIGETTI COMPUTING, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$44,851	$67,674
Available-for-sale investments - short-term	398,660	124,420
Accounts receivable	2,551	2,427
Prepaid expenses	3,186	3,156
Other current assets	5,512	9,081
Total current assets	454,760	206,758
Available-for-sale investments - long-term	146,321	25,068
Property and equipment, net	57,051	44,643
Operating lease right-of-use assets	6,411	7,993
Other assets	2,031	325
Total assets	$666,574	$284,787

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,488	$1,590
Accrued expenses and other current liabilities	5,582	8,005
Current portion of deferred revenue	847	113
Current portion of operating lease liabilities	2,235	2,159
Total current liabilities	12,152	11,867
Deferred revenue, less current portion	698	698
Operating lease liabilities, less current portion	4,932	6,641
Derivative warrant liabilities	102,593	93,095
Earn-out liabilities	—	45,897
Total liabilities	120,375	158,198
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, none outstanding	—	—
Common stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 331,282,895 shares issued and outstanding at December 31, 2025 and 283,546,871 shares issued and outstanding at December 31, 2024	33	29
Additional paid-in capital	1,316,126	681,202
Accumulated other comprehensive income	997	105
Accumulated deficit	(770,957)	(554,747)
Total stockholders’ equity	546,199	126,589
Total liabilities and stockholders’ equity	$666,574	$284,787

RIGETTI COMPUTING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$1,868	$2,274	$7,088	$10,790
Cost of revenue	1,216	1,271	5,024	5,093
Total gross profit	652	1,003	2,064	5,697
Operating expenses:
Research and development	17,348	13,657	61,345	49,750
Selling, general and administrative	5,901	5,840	25,379	24,457
Total operating expenses	23,249	19,497	86,724	74,207
Loss from operations	(22,597)	(18,494)	(84,660)	(68,510)
Other income (expense), net
Interest expense	—	(446)	—	(3,255)
Interest income	5,769	1,546	16,561	5,113
Change in fair value of derivative warrant liabilities	(1,379)	(90,885)	(150,629)	(90,168)
Change in fair value of earn-out liabilities	—	(44,256)	2,518	(43,742)
Loss on extinguishment of debt	—	(426)	—	(426)
Total other income (expense), net	4,390	(134,467)	(131,550)	(132,478)
Net loss before provision for income taxes	(18,207)	(152,961)	(216,210)	(200,988)
Provision for income taxes	—	—	—	—
Net loss	$(18,207)	$(152,961)	$(216,210)	$(200,988)
Net loss per share attributable to common stockholders – basic and diluted	$(0.06)	$(0.68)	$(0.70)	$(1.09)
Weighted average shares used to compute net loss per share attributable to common stockholders – basic and diluted	330,404	226,364	309,763	184,666

RIGETTI COMPUTING INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(216,210)	$(200,988)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,169	6,906
Stock-based compensation	17,605	13,069
Change in fair value of earn-out liabilities	(2,518)	43,742
Change in fair value of derivative warrant liabilities	150,629	90,168
Accretion of available-for-sale securities	(9,918)	(3,622)
Loss on extinguishment of debt	—	426
Amortization of debt issuance costs, commitment fees and accretion of final payment fees	—	844
Non-cash lease expense	1,582	1,909
Changes in operating assets and liabilities:
Accounts receivable	(124)	2,602
Prepaid expenses, other current assets and other assets	(4,440)	(2,434)
Deferred revenue	734	468
Accounts payable	111	(1,036)
Accrued expenses and operating lease liabilities	(4,163)	(2,681)
Net cash used in operating activities	(58,543)	(50,627)
Cash flows from investing activities:
Purchases of property and equipment	(18,676)	(11,098)
Purchases of available-for-sale securities	(635,652)	(224,764)
Maturities of available-for-sale securities	251,000	157,500
Net cash used in investing activities	(403,328)	(78,362)
Cash flows from financing activities:
Payments of principal of notes payable	—	(23,328)
Proceeds from sale of common stock through Common Stock Purchase Agreement	—	12,838
Proceeds from sale of common stock through At-The-Market (ATM) Offerings	346,719	97,500
Proceeds from sale of common stock through registered direct offering	—	96,000
Proceeds from sale of common stock from Quanta private placement transaction	35,000	—
Payments of offering costs	(888)	(1,833)
Net proceeds (payments) from tax withholdings on sell-to-cover equity award transactions	6,272	(6,272)
Proceeds from issuance of common stock upon exercise of stock options	1,992	552
Proceeds from issuance of common stock upon exercise of warrants	49,991	2
Net cash provided by financing activities	439,086	175,459
Effects of exchange rate changes on cash and cash equivalents	(38)	(188)
Net decrease in cash and cash equivalents	(22,823)	46,282
Cash and cash equivalents – beginning of period	67,674	21,392
Cash and cash equivalents – end of period	$44,851	$67,674
Supplemental disclosures of other cash flow information:
Cash paid for interest	$—	$2,350
Non-cash investing and financing activities:
Purchases of property and equipment recorded in accounts payable	2,254	466
Purchases of property and equipment recorded in accrued expenses	259	150
Non-cash addition to operating lease right-of-use asset and liability	—	2,268
Reclassification of earn-out liabilities to additional paid-in capital for vesting of Sponsor Vesting Shares	43,379	—
Reclassification of derivative liabilities to additional paid-in capital due to exercise of Public Warrants	141,130	—
Unrealized gain on short term investments	923	66

RIGETTI COMPUTING INC.

Reconciliation of Net Loss to Non-GAAP Net Loss and Calculation of Non-GAAP Net Loss per share attributable to common stockholders – basic and diluted

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss (GAAP Measure)	$(18,207)	$(152,961)	$(216,210)	$(200,988)
Excluding:
Stock-based compensation expense	5,578	3,364	17,605	13,069
Change in fair value of derivative warrant liabilities	1,379	90,885	150,629	90,168
Change in fair value of earn-out liabilities	—	44,256	(2,518)	43,742
Loss on extinguishment of debt	—	426	—	426
Non-GAAP Net Loss	$(11,250)	$(14,030)	$(50,494)	$(53,583)
Net loss per share attributable to common stockholders – basic and diluted (GAAP Measure)	$(0.06)	$(0.68)	$(0.70)	$(1.09)
Non-GAAP Net loss per share attributable to common stockholders –basic and diluted	$(0.03)	$(0.06)	$(0.16)	$(0.29)
Weighted average shares used to compute net loss per share attributable to common stockholders –basic and diluted	330,404	226,364	309,763	184,666